SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549






                                 FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):   April 21, 1994


             THE SOUTHERN NEW ENGLAND TELEPHONE COMPANY
         (Exact name of registrant as specified in its charter)


   Connecticut                1-6654                   06-0542646
(State or other             (Commission             (I.R.S. Employer
jurisdiction of              File Number)            Identification No.)
incorporation)


227 Church Street, New Haven, Connecticut              06510
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:  (203)  771-5200


                             Not Applicable
        (Former name or former address, if changed since last report)












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Item 5. Other events.

    Southern New England Telecommunications Corporation ("SNET"), parent of the registrant, today announced 1994 first quarter net income of $0.68 per share compared with a net loss of $2.89 per share for the same period last year when SNET adopted new accounting standards. This resulted in a one-time, non-cash charge in first-quarter 1993 of $220 million after taxes or $3.47 per share. Income from operations was up 17.2 percent to $0.68 per share versus $0.58 per share for the first quarter last year.

    The news release providing the announcement is filed as an exhibit hereto and is incorporated herein by reference.


Item 7. Financial Statements, Pro forma Financial
         Information and Exhibits.

    Exhibit 20. News release issued April 21, 1994.






































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                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          THE SOUTHERN NEW ENGLAND
                                          TELEPHONE COMPANY



Dated: April 21, 1994                   By:     /s/John A. Sadek
                                                   John A. Sadek
                                                    Comptroller






































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                THE SOUTHERN NEW ENGLAND TELEPHONE COMPANY

                                 FORM 8-K

                              EXHIBIT INDEX




    Exhibit
     Number

      20    News release issued April 21, 1994.